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April 2, 2026

Burford Capital Announces Proposal to Elect Rick Noel as Director

Burford Capital Limited (“Burford”), the leading global finance and asset management firm focused on law, today announces the proposal to elect Rick Noel as an independent non-executive director, subject to shareholder approval at its forthcoming annual general meeting of shareholders to be held on May 13, 2026 (the “2026 AGM”). If approved by shareholders at the 2026 AGM, Mr. Noel will join Burford’s board of directors with immediate effect following the conclusion of the 2026 AGM.

Mr. Noel (58) is an independent non-executive director nominee and is expected to serve as a member of the Audit Committee. Mr. Noel retired as a Partner of Varde Partners, a global alternative investment firm specializing in credit and credit-related assets, in 2022 after more than two decades with the firm. During his tenure, Mr. Noel served in a number of senior leadership roles, including Head of Global Financial Services and Head of Europe, based in London, and Head of Asia, based in Singapore, where he established the firm’s Singapore office. Across these roles, he focused on financial services private equity, consumer and commercial credit, distressed credit portfolios and other asset-based investments, and was involved in capital raising, investment committee activities, portfolio management, investor relations and strategic planning.

Earlier in his career, Mr. Noel held investment roles at Advantus Capital Management and Cargill Financial Services, and he began his career in the audit and business advisory unit at Arthur Andersen. Mr. Noel serves on the board of directors of WiZink Bank, a consumer-focused Iberian bank and a portfolio company of Varde Partners, currently serves as a Senior Advisor to MPowered Capital, an investment firm providing capital solutions to emerging managers across private alternatives, and previously served on the board of directors of Mercury Financial (USA), a monoline credit card issuer and a former portfolio company of Varde Partners. He also currently serves on the University of Northern Iowa Foundation Board of Trustees. Mr. Noel earned his MBA in Finance from the University of Minnesota’s Carlson School of Management and his Bachelor of Arts in Accounting from the University of Northern Iowa. In addition, he has passed the examinations for the Certified Public Accountant and Chartered Financial Analyst. Mr. Noel’s extensive experience in financial services, credit investing and global leadership makes him a valuable member of Burford’s board of directors.

Other required disclosures

Mr. Noel’s full name is Ricky John Noel. Save as disclosed below, in relation to current and prior directorships and/or partnerships, Burford confirms that there are no further disclosures to be made in relation to Rule 17 and paragraph (g) of Schedule Two of the AIM Rules for Companies in respect of Mr. Noel’s proposed election.

Current directorships/partnerships:	WiZink Bank S.A.U. Aneto S.ar.l.
Directorships/partnerships in the past five years:	Mercury Financial Holdings, LLC Varde Partners LP Varde Partners Iberia SLU Varde Partners Italy S.R.L. Varde Partners Europe Limited Varde Partners Administration Services Ireland Limited

For further information, please contact:

Burford Capital Limited
For investor and analyst inquiries:
Americas: Josh Wood, Head of Investor Relations - email	+1 212 516 5824
EMEA & Asia: Rob Bailhache, Head of EMEA & Asia Investor Relations - email	+44 (0)20 3530 2023
For press inquiries:
David Helfenbein, Senior Vice President, Communications - email	+1 646 504 7074

Deutsche Numis - NOMAD and Joint Broker	+44 (0)20 7545 8000
Duncan Monteith
Charlie Farquhar

BofA Securities – Joint Broker	+44 (0)20 7628 1000
Peter Luck
David Lloyd

Jefferies International Limited - Joint Broker	+44 (0)20 7029 8000
Graham Davidson
James Umbers

Berenberg – Joint Broker	+44 (0)20 3207 7800
Toby Flaux
James Thompson

About Burford Capital

Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR) and works with companies and law firms around the world from its global network of offices.

For more information, please visit www.burfordcapital.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares or other securities of Burford.

This press release does not constitute an offer of any Burford private fund. Burford Capital Investment Management LLC, which acts as the fund manager of all Burford private funds, is registered as an investment adviser with the US Securities and Exchange Commission. The information provided in this press release is for informational purposes only. Past performance is not indicative of future results. The information contained in this press release is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in any of Burford private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. Although Burford believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause Burford’s actual results and events to differ materially from (and be more negative than) future results and events expressed, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, those discussed in the “Risk Factors” section of Burford’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the US Securities and Exchange Commission on February 26, 2026. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the periodic and current reports that Burford files with or furnishes to the US Securities and Exchange Commission. Many of these factors are beyond Burford’s ability to control or predict, and new factors emerge from time to time. Furthermore, Burford cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on Burford’s forward-looking statements.

All subsequent written and oral forward-looking statements attributable to Burford or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this press release and, except as required by applicable law, Burford undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.